Exhibit 10.2

REPURCHASE AGREEMENT

AND

AMENDMENT NO. 1 TO MANAGEMENT EQUITY AGREEMENT

THIS REPURCHASE AGREEMENT AND AMENDMENT NO. 1 TO MANAGEMENT EQUITY AGREEMENT (this “Agreement”) is made and entered into as of May 23, 2008, by and among Forest Products Holdings, L.L.C., a Delaware limited liability company (the “Company”) and each of the persons listed on the signature pages hereto as “Employee Investors” (each, an “Employee Investor” and collectively, the “Employee Investors”).

Pursuant to that certain Management Equity Agreement, dated as of November 29, 2004, by and among the Company, the Employee Investors and the Investor (the “Original Management Equity Agreement” and, as amended, modified, supplemented or waived from time to time (including by this Agreement), the “Management Equity Agreement”), each Employee Investor (i) purchased the number of Series B Common Units of the Company set forth under such Employee Investor’s name on the signature pages attached hereto as “Original Series B Common Units Purchased” for the amount set forth under such Employee Investor’s name on the signature pages attached hereto as “Original Purchase Price” and (ii) received the number of Series C Common Units of the Company set forth under such Employee Investor’s name on the signature pages attached hereto “Original Series C Common Units Received”.  Capitalized terms used, but not otherwise defined, herein shall have the meanings given to such terms in the Original Management Equity Agreement.

The Company, the Employee Investors and the Investor are executing and delivering this Agreement in order to provide for (a) the repurchase by the Company from each Employee Investor, for an aggregate purchase equal to the Original Purchase Price for such Employee Investor, of a number of Series B Common Units of the Company (rounded to the nearest whole Series B Common Unit, the “Repurchased Units”) determined by dividing the Original Purchase Price for such Employee Investor by $2.06 and (b) certain amendments, modifications, supplements and waivers to the Original Management Equity Agreement, as set forth in further detail herein.  For each Employee Investor, the number of Repurchased Units and the Original Purchase Price for such Employee Investor is set forth under such Employee Investor’s name on the signature pages attached hereto as the “Repurchased Units”.

NOW, THEREFORE. the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.             Purchase and Sale of Series B Common Units.  At the Closing (as defined below) and upon the terms and conditions set forth in this Agreement, each Employee Investor shall sell, transfer and assign to the Company, and the Company shall purchase from each Employee

Investor, all right, title and interest in and to the Repurchased Units.  The aggregate purchase price payable by the Company for the Repurchased Units shall be the Original Purchase Price and the purchase price per Series B Common Unit payable by the Company for the Repurchased Units shall be $2.06 per Series B Common Unit.  Each of the Company and the Employee Investor acknowledge and agree that all of the Repurchased Units are Vested Series B Common Units as of the date of this Agreement and were Vested Series B Common Units as of February 22, 2008.

2.             Closing.  Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Repurchased Units (the “Closing”) will take place at the headquarters of Boise Cascade, L.L.C. at 10:00 a.m. on May 23, 2008.  At the Closing, the Company shall deliver to each Employee Investor, by wire transfer of immediately available funds to an account designated by such Employee Investor in writing, or at the election of the Company with respect to any particular Employee Investor, by check, an aggregate amount equal to the Original Purchase Price and the Company shall cancel all of such Employee Investor’s Repurchased Units and may, at any time after the Closing, amend the Schedule of Unitholders to that certain Operating Agreement, dated as of October 29, 2004, by and among the Company and its unitholders (as amended, modified, supplemented, restated, or waived from time to time, the “Operating Agreement”) to provide that the number of Series B Common Units owned by such Employee Investor is reduced by the Repurchased Units.

3.             Closing Conditions.  The obligation of the Company to purchase the Repurchased Units from an Employee Investors is subject to the representations and warranties of such Employee Investor contained in Section 4 being true and correct on the date hereof and at and as of the Closing as though then made and such Employee Investor not having repudiated his or her obligations hereunder.

4.             Representations and Warranties.  Each Employee Investor represents and warrants, effective as of the date hereof and at Closing, as follows:

(a)          Ownership.  All of the Repurchased Units of such Employee Investor are owned of record and beneficially by such Employee Investor, and such Employee Investor has good title to the Repurchased Units, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever (“Encumbrances”), other than those expressly set forth in the Original Management Equity Agreement and the Operating Agreement (the “Permitted Encumbrances”).   At the Closing, such Employee Investor shall transfer to the Company good title to the Repurchased Units, free and clear of all Encumbrances, other than the Permitted Encumbrances.

(b)         Authorization.  Such Employee Investor has full power, authority and legal capacity to enter into this Agreement and to perform its obligations hereunder.  This Agreement has been duly executed and delivered by such Employee Investor, and constitutes a valid and legally binding obligation of such Employee Investor, enforceable in accordance with its terms.

(c)           Conflicts.  The execution, delivery and performance of this Agreement by such Employee Investor does not conflict with, violate or result in the breach of, or create any Encumbrance on the Repurchased Units pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which such Employee Investor is a party or is subject or by which the Repurchased Units are bound.  Other than such rights in favor of the Company and/or one or more of the unitholders of the Company, including the Investor, pursuant to the Original Management Equity Agreement, the sale, transfer or disposition of the Repurchased Units by such Employee Investor to the Company is not subject to any statutory or contractual preemptive right, right of first refusal, right of first offer or similar right, and no person other than the Company and/or the Investor has any right to acquire any of the Repurchased Units or any right, title or interest therein from such Employee Investor.

(d)           Stock Agreements.  Other than the Operating Agreement and the Original Management Equity Agreement, there are no shareholder agreements, voting agreements or other documents which relate to the rights and obligations of such Employee Investor with respect to the Repurchased Units.

(e)           No Reliance.  Such Employee Investor has conducted its own independent evaluation and made its own analysis as such Employee Investor has deemed necessary, prudent and advisable in order for such Employee Investor to make his or her own determination and decision to enter into this Agreement and consummate the transactions contemplated hereby.  Without limiting the generality of the foregoing, such Employee Investor has had an opportunity to review the Agreement and has conducted all due diligence and received all materials and information that it deems relevant, including with respect to the Company’s future business prospects, in connection with such Employee Investor’s decision to sell the Repurchased Units to the Company under this Agreement.  Each Employee Investor is entering into this Agreement without reliance upon any oral or written representations and warranties of any kind or nature by the Company or any of their affiliates (including the Investor) or any of their respective officers, directors, stockholders, partners or employees.  Such Employee Investor understands and agrees that he or she has not relied upon any statement of the Company or any of their affiliates  (including the Investor) or any of their respective officers, directors, stockholders, partners or employees regarding the value of the Repurchased Units and that no representation or warranty has been or is being made by the Company or any of their affiliates (including the Investor) or any of their respective officers, directors, stockholders, partners or employees regarding the value of the Repurchased Units.  Such Employee Investor further understands that the value of the Company’s units (including the Repurchased Units) is uncertain and could be substantially more or less than the purchase price paid by the Company to such Employee Investor hereunder.  Such Employee Investor understands that the Company’s plans for the future may result in the Company’s units (including the Repurchased Units) becoming significantly more valuable and that the future value of the Company’s units (including the Repurchased Units) could exceed the amounts that such Employee Investor will receive from the Company under this Agreement.  Such Employee Investor has determined to forego the possibility of such future value to obtain the consideration being paid pursuant hereto at the present time.  Such Employee Investor has been provided with an opportunity to consult with independent legal counsel, business advisors and tax advisors regarding its rights and obligations under this Agreement and such other business and tax matters as are relevant to such Employee Investor prior to entering into this Agreement and selling the Repurchased Units, fully understands the terms and conditions contained herein and intends for such terms to be binding and enforceable upon such Employee Investor.

5.             Certain Amendments.  By its execution and delivery hereof, each of the Company, the Investor and each Employee Investor acknowledges and agrees that (i) all references in the Management Equity Agreement to (a) the “Investors” shall be references to Madison Dearborn Capital Partners IV, L.P., (b) “Class B Units”, “Class B Units of the Company” and “Vested Class B Units” shall instead be references to, respectively, “Series B Common Units”, “Series B Common Units of the Company” and “Vested Series B Common Units” and (c) “Class C Units”, “Class C Units of the Company”, “Time Vesting Class C Units”, “Performance Vesting Class C Units” and “Vested Class C Units” shall instead be references to, respectively, “Series C Common Units”, “Series C Common Units of the Company”, “Time Vesting Series C Common Units”, “Performance Vesting Series C Common Units” and “Vested Series C Common Units” and that the Original Management Equity Agreement is hereby amended accordingly and (ii) Section 2(d)(iii) of the Original Management Equity Agreement is hereby amended by replacing the word “quarterly” in the second sentence thereof with “annually”.

6.             Certain Provisions Relating to Employee Investors That Were Not At Least 62 Years Old as of December 31, 2004 and, in the case of Section 6(d), All Employee Investors.

(a)           Each of the Company and each Employee Investor that was not at least 62 years old as of December 31, 2004 acknowledges and agrees that, as of February 22, 2008, (x) a number of such Employee Investor’s Original Series C Common Units Received equal to (i) 0.3145 multiplied by (ii) such Employee Investor’s Original Series C Common Units Received (such product, for each such Employee Investor, such Employee Investor’s “2/22/08 Vested Series C Common Units”) have vested and are “Vested Series C Common Units” and “Vested Units” for all purposes of the Management Equity Agreement, (y) a number of such Employee Investor’s Original Series C Common Units  Received equal to (i) 0.6855 multiplied by (ii) such Employee Investor’s Original Series C Common Units Received (such product, for each such Employee Investor, such Employee Investor’s “2/22/08 Unvested Series C Common Units”) have not vested and are “Unvested Series C Common Units” and “Unvested Units” for all purposes of the Management Equity Agreement, and (z) the number of 2/22/08 Vested Series C Common Units and 2/22/08 Unvested Series C Common Units for each such Employee Investor are set forth underneath such Employee Investor’s name on the signature page hereto.  Each of the Company and each Employee Investor that was not at least 62 years old as of December 31, 2004 agree that, notwithstanding anything to the contrary in Section 2(c)(i), Section 2(c)(ii) and Section 2(d) of the Management Equity Agreement, but without otherwise limiting the provisions of Section 2(c)(iii), Section 2(c)(iv) and Section 2(c)(v) of the Management Equity Agreement with respect to such Remaining Time Vesting Series C Common Units (as hereinafter defined) and without otherwise limiting the provisions of Section 2(d) of the Management Equity Agreement with respect to the Remaining

Performance Vesting Series C Common Units, a number of 2/22/08 Unvested Series C Common Units determined by multiplying (A) 0.7294 by (B) the 2/22/08 Unvested Series C Common Units (such product, the “Remaining Time Vesting Series C Common Units” (being 50% of such Employee Investor’s Original Series C Common Units Received)) shall be “Time Vesting Class C Units” and shall vest ratably on a daily basis during the period from February 22, 2008 through and including December 31, 2010; provided that, without limiting the provisions of Section 2(c)(iv) of the Management Equity Agreement, if such Employee Investor ceases to be employed by the Company or any of its Subsidiaries on a full-time basis prior to December 31, 2010, the total number of Remaining Time Vesting Series C Common Units that shall have vested in accordance with this sentence shall be determined as the total number of Remaining Time Vesting Series C Common Units multiplied by a fraction, the numerator of which is the number of days from February 22, 2008 through and including the date of termination and the denominator of which is the total number of days from February 22, 2008 through and including December 31, 2010.  Each Employee Investor’s Remaining Time Vesting Series C Common Units are set forth underneath such Employee Investor’s name on the signature page hereto.

(b)           Each of the Company and each Employee Investor that was not at least 62 years old as of December 31, 2004 acknowledges and agrees that, as of February 22, 2008, a number of 2/22/08 Unvested Series C Common Units determined as the excess of (i) the 2/22/08 Unvested Series C Common Units minus (ii) the Remaining Time Vesting Series C Common Units (such excess, the “Remaining Performance Vesting Series C Common Units” (being 18.55% of such Employee Investor’s Original Series C Common Units  Received)) shall be “Performance Vesting Series C Common Units” for all purposes of the Management Equity Agreement and shall vest, if at all, in accordance with Section 2(d) of the Management Equity Agreement.  Each Employee Investor’s Remaining Performance Vesting Series C Common Units are set forth underneath such Employee Investor’s name on the signature page hereto.

(c)           Each of the Company and each Employee Investor that was not at least 62 years old as of December 31, 2004 acknowledges and agrees that, as of February 22, 2008, that clause (b) of Section 2(d)(i) of the Original Management Equity Agreement is, with respect to such Employee Investor, amended by deleting “December 31, 2009” and replacing the same with “December 31, 2010”.

(d)           Each of the Company and each Employee Investor acknowledges and agrees that Section 2(d)(iv) and Section 2(d)(v) of the Original Management Equity Agreement are, with respect to such Employee Investor, amended and restated as follows:

“(iv)        The Board shall provide to any Employee Investor, within 30 days of such Employee Investor’s written request, a reasonably detailed description of the calculations and values employed in determining the IRR Fair Value, IRR, Cash Inflows, Cash Outflows and Indebtedness, in each case to the extent relevant to the calculation of IRR Fair Value and IRR for such Employee Investor.  The Board shall also provide to such Employee Investor copies of or access to all related underlying financial statements, third-party valuation reports and accounting and business records subject to such Employee Investor agreeing to appropriate confidentiality restrictions.

(v)          If the Series B Common Units are publicly traded, the “IRR Fair Value” will be equal to the Fair Market Value of the Series B Common Units.  If the Series B Common Units are not publicly traded but the Company’s sole asset is an interest in a publicly traded security (or an indirect interest in such a security through the ownership of other equity securities), then the “IRR Fair Value” will be equal to the aggregate Fair Market Value of such publicly traded security to the holders of Series B Common Units, divided by the number of Series B Common Units.  If the Series B Common Units are not publicly traded and the Company has assets other than a direct or indirect interest in a publicly traded security, then the IRR Fair Value of the Series B Common Units will be determined as follows: (1) first, the enterprise value of Boise Holdings will be determined utilizing the most recent (relative to the Determination Date) third-party valuation for Boise Holdings received by the Company or Boise Holdings and shall be determined without regard to any valuation of the debt or equity securities of Boise Inc. then owned or held by Boise Holdings or any of its Subsidiaries; (2) second, the equity value of Boise Holdings will be determined by (x) without any duplication to any amount used in computing enterprise value, increasing such enterprise value by (a) the Fair Market Value of the Boise Inc. common stock owned or held by Boise Holdings or any of its Subsidiaries, (b) the aggregate principal amount plus accrued and unpaid interest of any promissory note of Boise Inc. owned or held by Boise Holdings (provided that if any portion of such promissory note has been sold or transferred to a third party, ascribing the value to the remainder of such promissory note implied by such sale or transfer), and (c) the aggregate cash of Boise Holdings and its Subsidiaries and (y) without any duplication to any amount used in computing enterprise value, reducing such enterprise value by (a) the total amount of Indebtedness of Boise Holdings and its Subsidiaries and (b) any equity securities of any Subsidiaries of Boise Holdings as of the Determination Date owned by any Person other than Boise Holdings or any of its wholly-owned Subsidiaries; (3) third, by assuming the equity value of Boise Holdings is distributed in accordance with the distribution provisions of the Boise Holdings Operating Agreement, and (4) the value of a Series B Common Unit will be determined by assuming an amount (the “Company Equity Value Amount”) equal to (I) the distributions to the Company from Boise Holdings as determined in accordance with clause (3) foregoing, plus (II) the fair market value of any assets of the Company (as determined by the Board), other than the equity securities of Boise Holdings, and minus (III) any Indebtedness and other liabilities of the Company (as determined by the Board) and assuming the Company Equity Value Amount was distributed to the holders of Units in accordance with the LLC Agreement and determining the amount distributed to each Series B Common Unit as a result of such distribution (which will be determined on a fully diluted basis, assuming full vesting of all of all Units that are or would become vested at the time of such IRR calculation).”

7.             Certain Provisions Relating to Employee Investors That Were At Least 62 Years Old as of December 31, 2004.  Each of the Company and each Employee Investor that was at least 62 years old as of December 31, 2004 acknowledges and agrees that, as of February 22, 2008, 100% of such Employee Investor’s Original Series C Common Units Received have vested and are “Vested Series C Common Units” and “Vested Units” for all purposes of the Management Equity Agreement.

8.             Certain Provisions Relating to Employee Investors That Were At Least 60 Years Old, But Were Not At Least 62 Years Old, as of December 31, 2004.  Each of the Company and each Employee Investor that was at least 60 years old, but not at least 62 years old, as of December 31, 2004 (each such Employee Investor, an “Applicable Employee Investor”) acknowledges and agrees that (a) notwithstanding Section 6(a) of this Agreement, the vesting schedule for each Applicable Employee Investor shall be accelerated such that 100% of such Applicable Employee Investor’s Remaining Time Vesting Series C Common Units shall vest ratably on a daily basis during the period from February 22, 2008 through and including December 31 of the year in which such Applicable Employee Investor turns 65 (for each such Employee Investor, such Employee Investor’s “Time Vesting Termination Date”); provided that, without limiting the provisions of Section 2(c)(iv) of the Management Equity Agreement, if such Employee Investor ceases to be employed by the Company or any of its Subsidiaries on a full-time basis prior to such Employee Investor’s Time Vesting Termination Date, the total number of Remaining Time Vesting Series C Common Units that shall have vested in accordance with this sentence shall be determined as the total number of Remaining Time Vesting Series C Common Units multiplied by a fraction, the numerator of which is the number of days from February 22, 2008 through and including the date of termination and the denominator of which is the total number of days from February 22, 2008 through and including such Employee Investor’s Time Vesting Termination Date and (b) notwithstanding Section 6(b) of this Agreement and Section 2(d)(i) of the Original Management Equity Agreement, for each Applicable Employee Investor, such Applicable Investor’s “Determination Date” shall be the earlier of (i) a Sale of the Company and (ii) such Applicable Employee Investor’s Time Vesting Termination Date.

9.             No Transfer or Assignment.  No interest or right any Employee Investor or any of its beneficiaries has to receive payment under this Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, except as required by law; nor may such interest or right to receive payment be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against such Employee Investor or any of its beneficiaries, except to the extent required by law.

10.           Survival of Representations and Warranties.  All representations and warranties contained herein or made by any Employee Investor in connection herewith shall survive the execution and delivery of this Agreement and the Closing hereunder.

11.           Continued Existence of Operating Agreement and Management Equity Agreement.  Each of the Company and each Employee Investor acknowledges and agrees that the Operating Agreement and the Management Equity Agreement remains in full force and effect and that such Employee Investor remains bound by the Operating Agreement and the Management Equity Agreement with respect to all units of the Company, other than the Repurchased Units.

12.           Release.  Each Employee Investor (for himself or herself and his or her heirs, beneficiaries and assigns) hereby fully releases and forever discharges the Company and its affiliates (including the Investor) and their respective officers, directors, stockholders, partners and employees (collectively, the “Released Parties”) from any and all claims, suits, arbitrations, proceedings, actions, causes of action, demands, covenants, obligations, damages (of any kind), costs, expenses and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, by statute, contract or otherwise, both past and present and whether known or unknown, suspected or unsuspected, vested or contingent, disclosed or undisclosed, concealed or hidden, which have existed or may have existed, or which do exist, through the Closing which arise out of, are connected with or relate in any way to such Employee Investor’s acquisition of the Repurchased Units and ownership of the Repurchased Units (including in its capacity as a unitholder of the Company) or the sale, transfer or assignment of Repurchased Units to the Company pursuant to this Agreement or the other transactions contemplated hereby (other than in respect of the payment of the purchase price for the Repurchased Units by the Company in breach of this Agreement) (all of the foregoing collectively referred to herein as the “Claims”). Each Employee Investor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or filing, commencing, instituting or causing to be filed, commenced or instituted any suit, complaint, charge or other proceeding of any kind against any of the Released Parties, based upon any of the Claims.  Each Employee Investor further acknowledges and agrees that this release and discharge is an essential and material term of this Agreement in which the Company is relying and that without such release and discharge the Company would not have entered into this Agreement.  Each Employee Investor hereby represents and warrants that such Employee Investor does not have any claim with respect to the Repurchased Units, other than any Claims that are released by this Agreement.  Each Employee Investor expressly waives any and all rights and benefits conferred upon such Employee Investor by the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

13.           Complete Agreement.  This Agreement, together with the Management Equity Agreement and the Operating Agreement, constitute the entire agreement between the parties hereto regarding the subject matter of this Agreement and supersede and preempt any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof.  When used herein, “including” means “including, without limitation” regardless of whether such or similar terminology is actually used.

14.           Counterparts.  This Agreement may be executed in separate counterparts (including by means of facsimile transmission or other electronic transmission), each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

15.           Further Assurances.  After the Closing, as and when requested by the Company and each Employee Investor shall, without further consideration, execute and deliver all such instruments of purchase, conveyance and transfer and shall take such further actions as the Company may reasonably deem necessary or desirable in order to sell, transfer and assign the Repurchased Units as contemplated hereby and to otherwise carry out fully the provisions and purposes of this Agreement.

16.           Successors and Assigns.  This Agreement is intended to bind, inure to the benefit of and be enforceable by the Company and each Employee Investor and their respective successors and permitted assigns; provided, however, that no Employee Investor may  assign this Agreement or any rights or obligations hereunder without the Company’s prior written consent.

17.           Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with the law of the State of Idaho, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Idaho or any other jurisdiction) that would cause the applications of the law of any jurisdiction other than the State of Idaho.

18.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting the remainder of such provision or any of the remaining provisions of this Agreement.

19.           Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), telecopied or sent by reputable overnight courier service (charges prepaid) to an Employee Investor at the address set forth under such Employee Investor’s name on the signature page attached hereto and to any other recipient at the address or telecopy number below indicated:

If to the Company:

Forest Products Holdings, L.L.C.
c/o Boise Cascade, L.L.C.
1111 W. Jefferson St.
Attention: General Counsel
Telecopy: (208) 384-6566

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Attention: Richard J. Campbell P.C.
Telecopy: (312) 861-2200

If to the Investor:

Madison Dearborn Capital Partners IV, L.P.
Three First National Plaza, 38th Floor
70 W. Madison Street
Chicago, IL 60602
Telecopy: (312) 895-1001

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement will be deemed to have been given, if personally delivered, when so delivered, if mailed by first class mail as provided above, five days after deposit in the U.S. mail, if telecopied, upon confirmation of successful transmission, on the date of transmission if such transmission is completed at or prior to 5:00 p.m. local time of the recipient party on a business day (or otherwise on the next business day), or if sent by reputable overnight courier service as provided above, one business day after delivery to such courier service.

*     *     *     *     *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

FOREST PRODUCTS HOLDINGS, L.L.C.

By:

Its:

EMPLOYEE INVESTOR:

Name:

Address:

Repurchased Units:

Original Purchase Price:

Original Series B Common Units Purchased:

Original Series C Common Units Received:

2/22/08 Vested Series C Common Units:

2/22/08 Unvested Series C Common Units:

Remaining Time Vesting Series C Common Units:

Remaining Performance Vesting Series C Common Units: